EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Form S-1) of our report dated March 22, 2017, relating to the consolidated financial statements of RBB Bancorp, which is included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Laguna Hills, California

June 16, 2017

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    www.vtdcpa.com    Fax: 949.768.8408